EXHIBIT 10.05

THIRD AMENDMENT
TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (“Amendment”) dated effective as of September 29, 2005, is made by and between PS BUSINESS PARKS, L.P., a California limited partnership (“Seller”), and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Buyer”).

RECITALS:

A. Seller and Buyer entered into that certain Purchase and Sale Agreement and Escrow Instructions, with an effective date of July 1, 2005, as it has been previously amended (“Agreement”) pertaining to those certain tracts or parcels situated in City of Beaverton, County of Washington, Oregon, including Buildings 6, 7, 8, 12, 13 (the “Improved Parcels”) and certain undeveloped land (the “Vacant Land”) within the project commonly known as Woodside Corporate Park, as more particularly described in the Agreement. All capitalized terms not defined herein shall have the same meaning given to them in the Agreement.

B. Seller and Buyer also desire to amend the Agreement on the terms and conditions set forth below.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the foregoing recitals, Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Seller and Buyer agree that the date of Closing shall be extended to September 30, 2005.

2. At Buyer’s request, in satisfaction of Seller’s obligations under Section 4.2(a) of the Agreement, Seller shall deliver to Buyer through Escrow (i) a Deed with respect to the Improved Parcels (in the form attached as Exhibit G to the Agreement) naming NNN VF Woodside Corporate Park, LLC, a Delaware limited liability company, as grantee (the “Improved Parcel Deed”) and (ii) a Deed with respect to the Vacant Land (in the form attached as Exhibit G to the Agreement) naming NNN OF Woodside Corporate Park, LLC, a Delaware limited liability company, as grantee (the “Vacant Land Deed”).

3. At Buyer’s request, the Improved Parcel Deed will state consideration equal to $22,861,938 and the Vacant Land Deed will state consideration equal to $738,062.

4. Buyer and Seller shall execute a single closing statement at Closing. All other Closing documents described in Section 4.2 and Section 4.3 of the Agreement shall be by and between Seller and Buyer as provided in the Agreement.

5. Buyer, NNN VF Woodside Corporate Park, LLC, and NNN OF Woodside Corporate Park, LLC shall be jointly and severally liable for all of the representations, warranties and obligations of Buyer under the Agreement.

6. At Closing, Buyer shall reimburse Seller for its costs and expenses, including without limitation attorneys’ fees, in connection with the above described accommodation in the amount of Two Thousand Five Hundred Dollars $2,500.00.

7. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile signature. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control. Except as expressly amended hereby, the Agreement is in full force and effect and the terms and conditions thereof are ratified and reaffirmed in their entirety.

IN WITNESS WHEREOF, each of the undersigned, by its duly authorized representative, hereby executes and delivers this Amendment as of the date first above written.

SELLER:

PS BUSINESS PARKS, L.P.,

a California limited partnership

By:
Name:
Title:

BUYER:

Triple Net Properties, LLC

a Virginia limited liability company

By: /s/ Louis Rogers
Name: Louis Rogers
Title: President